EXHIBIT 99.3

                      [LOGO OF AMERICAN EXPRESS COMPANY]


                                     2008
                                SECOND QUARTER
                              EARNINGS SUPPLEMENT


THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") SECOND QUARTER 2008 EARNINGS RELEASE.

THIS PRESENTATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 21 OF THIS SUPPLEMENT, PAGES 63-64 IN THE COMPANY'S 2007 ANNUAL REPORT TO SHAREHOLDERS AND IN ITS 2007 ANNUAL REPORT ON FORM 10-K, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

FINANCIAL RESULTS

- Second quarter diluted EPS from continuing operations of $0.56 decreased 35% versus $0.86 last year. Revenues net of interest expense rose 8%. For the trailing 12 months, return on equity (ROE) was 31% and return on tangible equity (ROTE), which excludes goodwill and intangibles, was 38%.*

     -    2Q '08 Income from continuing operations included:
          -- A $600MM ($374MM after-tax) addition to lending credit reserves;
          -- A $136MM ($85MM after-tax) charge to the fair market value of the Company's interest-only strip ("I/O Strip"); and
          -- A $101MM tax benefit related to the resolution of certain prior years' tax items.

     - 2Q '07 Income from continuing operations included a $65MM tax benefit from the IRS related to the treatment of prior years' card fee income.

     - 2Q '08 and 2Q '07 Income from continuing operations included $7MM ($4MM after-tax) and $8MM ($5MM after-tax), respectively, of reengineering costs primarily within the Global Commercial Services ("GCS") and the Corporate & Other segments.

     - The Discontinued Operations line in the Consolidated Financial Statements contains the results, assets and liabilities related to various business sales. This primarily includes the results from American Express Bank, Ltd. ("AEB"), which was sold to Standard Chartered PLC ("Standard Chartered") in 1Q '08, as discussed further on page 2.
          -- 2Q '08 results reflected $2MM of losses from discontinued operations versus $17MM of income last year, primarily related to AEB.

     - Including discontinued operations, diluted EPS on a net income basis of $0.56 decreased 36% versus last year.

BUSINESS METRICS

-    Compared with the second quarter of 2007:

     - Worldwide billed business of $180.9B increased 12% on relatively strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar resulted in a 2% benefit within the reported worldwide growth rate.

     - Worldwide total cards in force of 90.1MM increased 10%, up 7.9MM from last year and 2.1MM during 2Q '08, on continued proprietary and network card growth.

     - Worldwide average spending per proprietary basic card in force increased 5% versus last year despite the suppressing effect of a more difficult U.S. economy and substantial card additions over the past few years.

     - Worldwide lending balances of $49.7B on an owned basis increased 3%; on a managed basis, worldwide lending balances of $76.6B were up 12%.

CAPITAL RETURNED TO SHAREHOLDERS

- During 2Q '08 we returned 27% of capital generated to shareholders. On a cumulative basis, since 1994, we have returned 69% of capital generated through share repurchases and dividends.

     - SHARE REPURCHASES: During 2Q '08, no shares were repurchased, versus 5MM shares in 1Q '08 and 15MM shares in 2Q '07. Share repurchases were curtailed in 2Q '08 in light of the uncertain U.S. economic environment. In 1Q '08, share repurchases were reduced from previous levels to allow the capital generated through earnings to help fund the acquisition of the Corporate Payment Services ("CPS") business from GE Money, a unit of General Electric Company ("GE"). Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.

                                                                 Millions of Shares
                                                             -------------------------
     -    ACTUAL SHARE ACTIVITY:                             2Q '08   1Q '08    2Q '07
                                                             ------   ------    ------
            Shares outstanding - beginning of period          1,158    1,158     1,188
            Repurchase of common shares                           -       (5)      (15)
            Employee benefit plans, compensation and other        1        5         9
                                                             ------   ------    ------
            Shares outstanding - end of period                1,159    1,158     1,182
                                                             ======   ======    ======

          * Please refer to p. 37 of the Second Quarter 2008 Earnings Release, American Express Company Statistical Information pages, for a GAAP reconciliation of ROTE on both a consolidated and segment basis.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

ITEMS OF NOTE

- LENDING RESERVE ADDITION: In June 2008, the Company recorded a $600MM ($374MM after-tax) addition to U.S. cardmember lending credit reserves, as credit trends weakened beyond our prior expectations due to deterioration in the U.S. economy. The addition increases our worldwide lending reserve coverage ratio to 135% of 30+ days past due loan balances. This charge was reported within our U.S. Card Services segment ("USCS") in the "cardmember lending provision for losses" line on the P&L.

- I/O STRIP ADJUSTMENT: A $136MM ($85MM after-tax) charge was recorded to reduce the fair market value of the I/O Strip to reflect assumptions for higher default rates and lower net spreads on the securitized lending portfolio, and was recorded as a reduction to the "securitization income, net" line within USCS.

- VISA AND MASTERCARD LITIGATION SETTLEMENTS: In November of 2004 the Company filed suit against Visa Inc., Visa USA and Visa International (collectively "Visa"), MasterCard Inc., ("MasterCard") and certain of their member banks to seek monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express from partnering with U.S. credit card issuing banks. The Company announced that it had reached an agreement with Visa on November 7, 2007 and with MasterCard on June 25, 2008. All defendants have been removed and the case is now dismissed.

     Under the terms of the settlement agreements, the Company will receive aggregate maximum payments of $2.25B from Visa and $1.8B from MasterCard. The total of more than $4.0B represents the largest antitrust settlement in U.S. history. The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in 4Q '07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from 1Q '08 through 4Q '11. The Company has recognized $70MM from Visa in both 1Q '08 and 2Q '08 pursuant to this agreement. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from 3Q '08 through 2Q '11.

     Installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the Global Network Services ("GNS") business within the U.S., which the Company is optimistic it is positioned to meet. Payments earned through June 2008 have been recorded as a reduction to the "other, net expenses" line within the Corporate & Other segment.

- ACQUISITION OF CPS: On March 28, 2008, the Company completed its purchase of GE's commercial card and corporate purchasing business unit, CPS, for $1.1B in cash and the repayment of $1.2B in CPS debt. The purchase included card relationships with GE as well as more than 300 large corporate clients, which cumulatively generated over $14B in global purchase volume in 2007. The Company expects that this acquisition will be additive to revenue growth, and will have a minor dilutive impact on both EPS and ROE in the early years following the transaction. This dilution estimate assumes the cash used for the purchase price would otherwise have been used for the repurchase of American Express common shares.

     In 1Q '08 the cash payment, total receivables of $1.3B and goodwill and other intangible assets of $1.0B related to the transaction were reflected on the Consolidated Balance Sheet. Receivables have been initially recorded within the "other receivables" ($1.2B) and "other loans" ($0.1B) lines. As underlying cardmember relationships migrate to AXP products over the coming quarters, the associated receivables will be reflected in the "cardmember receivables" and "cardmember lending" lines. As the receivables are related to commercial card relationships, they are reflected within the GCS segment, while the loans, related to small business relationships, are reflected within the USCS segment. The goodwill and intangible assets are recorded in the "other assets" line on the Consolidated Balance Sheet, and have been preliminarily allocated to the GCS ($1.0B) and USCS ($21MM) segments, respectively.

- AEB AND AMERICAN EXPRESS INTERNATIONAL DEPOSIT CORP. ("AEIDC"): On September 18, 2007, the Company announced that it entered into an agreement to sell AEB, its international banking subsidiary, and AEIDC, a subsidiary which issues investment certificates to AEB's customers, to Standard Chartered. On February 29, 2008, Standard Chartered completed its purchase of the AEB portion of this transaction. In 2Q '08, the Company and Standard Chartered agreed on the final purchase price of $796MM, equaling the final net asset value of the businesses that were sold plus $300MM. The Company also expects to realize an additional amount representing the final net asset value of AEIDC which is contracted to be sold to Standard Chartered through a put/call agreement. As of June 30, 2008, the net asset value of that business was $117MM. This value is expected to be realized through (i) dividends from the subsidiary to the Company and (ii) a subsequent payment from Standard Chartered based on the net asset value of AEIDC on the date the business is transferred, which will occur in August 2009.

     As a result of the agreement, beginning with 3Q '07 and for all prior periods, AEB results, assets and liabilities (except for certain components of the business which were not sold) were removed from the Corporate & Other segment and reported within Discontinued Operations on the Company's Consolidated Financial Statements. AEIDC is being reflected in continuing operations within the Corporate & Other segment until one year before the anticipated close of this portion of the transaction. Therefore, beginning in 3Q '08, AEIDC is expected to be reported within Discontinued Operations.

     The AEB sale agreement reduced the holding period for AEIDC investments and required reclassification of the portfolio from its previous available-for-sale status to its current trading status. The Company now reports changes in the market value of AEIDC's investment portfolio within the income statement until AEIDC is sold. As of December 31, 2007, AEIDC held investments of $2.7B, which included $1.6B of mortgage and other asset backed securities. Since December, AEIDC has actively worked to reduce risk within the portfolio, as sales and maturities totaling approximately $1.9B of the portfolio investments have been reinvested into cash equivalents, or used to repay the investment certificate deposit holders. The Company's 2Q '08 results include losses due to mark-to-market adjustments and sales within the portfolio of $6MM ($4MM after-tax). As of June 30, 2008, AEIDC owned $0.6B of mortgage and other asset backed securities.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 5%, on higher volume-driven rewards costs reflecting volume growth and continued strong cardmember program participation. Marketing and promotion expenses were flat, reflecting a consistent consolidated level of business-building investments versus 2Q '07, but with a greater emphasis during the quarter on our non-U.S. activities.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

- TOTAL INTEREST INCOME: Decreased 3% due to lower AEIDC-related income this year and interest income last year related to the Company's loan to Delta Air Lines, which was repaid in April 2007 and was previously on non-accrual status. Additionally, cardmember lending finance revenue was unchanged as loan growth was offset by a lower portfolio yield, driven by the impact of reduced market interest rates on variably priced loans.

- TOTAL INTEREST EXPENSE: Decreased 9%, reflecting a lower cost of funds, due to the benefit of lower market interest rates on variably priced debt, which more than offset increased debt funding levels in support of growth in cardmember receivable and lending balances.

- TOTAL PROVISIONS FOR LOSSES AND BENEFITS: Increased 93% reflecting the difficult U.S. credit environment, which led to increased write-off and delinquency rates and the lending reserve addition, as well as increased loan and business volumes.

- HUMAN RESOURCES EXPENSE: Increased 12%, reflecting the impact of a higher level of employees, merit increases and greater benefit-related costs.
     - Compared with last year, the total employee count from continuing operations of 66,500 increased by 2,700 employees, or 4%. Compared with last quarter, the employee count increased by 800 employees. The increases versus last year and last quarter primarily reflect employee additions related to business growth, various customer service and sales force-related initiatives and the acquisitions of CPS in 1Q '08 and Farrington American Express Travel Services Ltd. in 3Q '07.

EXPANDED PRODUCTS AND SERVICES

- During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network business we:

     - Launched the Delta Reserve Credit Card for U.S. based consumers and small businesses. These new products will offer added value, flexibility and new benefits for Cardmembers most loyal to Delta Air Lines.

     - Expanded the 2008 Membership Rewards Program(R) to include Wynn Las Vegas, Air Tahiti Nui, west elm(R), Legal Sea Food, Forth Wall Restaurants, U.S. Golf Association (USGA(R)), Mandarin Oriental Hotel Group and The Peninsula Hotels.

     - With Rearden Commerce, Inc. announced the launch of American Express Anywhere(SM), an innovative new mobile service that enables corporate customers to manage travel details and business through their BlackBerry(TM) smartphones.

     - Launched MEMBERS KNOW, a unique online travel community for American Express Cardmembers to share knowledge and travel insights from their personal travel experiences.

     - Announced the return of Members Project, the online initiative that enables Cardmembers to submit, discuss and vote on projects that make a positive impact in the world. At the conclusion, American Express will fund five projects for a total of $2.5MM.

     - Launched the Leadership Academy, a nationwide program to develop future leaders in the nonprofit sector. The Academy is part of a broader commitment from the American Express Foundation to develop a broader pool of world-class leaders committed to working in the nonprofit sector.

     - Announced five historic New Orleans sites chosen to receive preservation grants from American Express through the Partners in Preservation program with the National Trust for Historic Preservation.

     - Announced a partnership between OPEN from American Express(R) and Meetup, a leading social media company that brings groups together offline, to launch "Ideas for a Growing Business," a six-month event curriculum for small business Meetup groups designed to stimulate small business growth.

     - Announced new and expanded initiatives with Consumer Action to increase the reach and impact of our joint program, "Credit Cards:
          What You Need to Know." Through this program American Express intends to deepen its long-standing commitment to educate consumers about the right tools for a responsible approach to personal finance.

     - Released the newest television commercial as part of the "Are You a Cardmember?(R)" brand campaign, featuring comedian and talk show host Ellen DeGeneres and a cameo with Beyonce shining a spotlight on the value of membership and its array of special entertainment benefits and services.

     In our Global Network Services ("GNS") business we:

     - With our partner ICBC, launched new airline cobrand cards with China Southern Airlines. One of the products, The Southern Airlines Pearl ICBC American Express Corporate Card, is the first airline cobrand corporate card in China.

     - Launched the MUFG Gold American Express Card, the first card product with our partner, Mitsubishi UFJ Nicos Ltd., in Japan.

     - With our partner MBNA, announced the launch of the Miles & More American Express(R) Credit Card. Miles & More is Europe's largest frequent flyer program.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

     - With our partner Bank of America, announced the launch of two new airline cobrand cards, the Asiana American Express(R) Card and the Virgin Atlantic American Express(R) Card.

     - With GE Money and Universal Studios, launched the Universal American Express Card. Through this partnership, American Express becomes the official payment of choice at Universal Studios Theme Parks Resorts.

     - With our partner Kreditkort hf, announced the launch of three new airline cobrand cards in Iceland with Icelandair. This marks the first American Express Cards issued in Iceland.

     - With our new partner Swedbank (formerly Hansabank), launched the American Express Gold Card and the American Express Platinum Card in Estonia.

     - Announced a new partnership with the International Bank of Azerbaijan, the largest financial institution of Southern Caucasus, to launch American Express Cards in the Azeri market.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

(Preliminary)

                             STATEMENTS OF INCOME
                                 (GAAP BASIS)

                                                               Quarters Ended     Percentage
                                                                  June 30,          Inc/(Dec)
                                                             ------------------   ----------
  (Millions, except per share amounts)                        2008       2007
                                                             -------    -------
  Revenues
     Discount revenue                                        $ 3,991    $ 3,670        9%
     Net card fees                                               576        500       15
     Travel commissions and fees                                 573        491       17
     Other commissions and fees                                  590        587        1
     Securitization income, net                                  227        332      (32)
     Other                                                       573        426       35
                                                             -------    -------
        Total                                                  6,530      6,006        9
                                                             -------    -------
  Interest income
     Cardmember lending finance revenue                        1,521      1,514        -
     Other                                                       289        357      (19)
                                                             -------    -------
        Total                                                  1,810      1,871       (3)
                                                             -------    -------
         Total Revenues                                        8,340      7,877        6
                                                             -------    -------
  Interest expense
     Cardmember lending                                          364        431      (16)
     Charge card and other                                       492        508       (3)
                                                             -------    -------
        Total                                                    856        939       (9)
                                                             -------    -------
  Revenues net of interest expense                             7,484      6,938        8
                                                             -------    -------

  Expenses
     Marketing, promotion, rewards and cardmember services     1,924      1,826        5
     Human resources                                           1,495      1,334       12
     Professional services                                       607        580        5
     Occupancy and equipment                                     412        352       17
     Communications                                              115        112        3
     Other, net                                                  276        348      (21)
                                                             -------    -------
        Total                                                  4,829      4,552        6
                                                             -------    -------
  Provisions for losses and benefits
     Charge card                                                 241        233        3
     Cardmember lending                                        1,537        638        #
     Other (including investment certificates)                   111        106        5
                                                             -------    -------
        Total                                                  1,889        977       93
                                                             -------    -------
  Pretax income from continuing operations                       766      1,409      (46)
  Income tax provision                                           111        369      (70)
                                                             -------    -------
  Income from continuing operations                              655      1,040      (37)
  (Loss) Income from discontinued operations, net of tax          (2)        17        #
                                                             -------    -------
  Net income                                                 $   653    $ 1,057      (38)
                                                             =======    =======

  EPS-Basic
     Income from continuing operations                       $  0.57    $  0.88      (35)
                                                             =======    =======
     (Loss) Income from discontinued operations                    -       0.02        #
                                                             =======    =======
     Net Income                                              $  0.57    $  0.90      (37)
                                                             =======    =======

  EPS-Diluted
     Income from continuing operations                       $  0.56    $  0.86      (35)
                                                             =======    =======
     (Loss) Income from discontinued operations                    -       0.02        #
                                                             =======    =======
     Net Income                                              $  0.56    $  0.88      (36)
                                                             =======    =======

  Average Shares Outstanding
     Basic                                                     1,154      1,179       (2)
                                                             =======    =======
     Diluted                                                   1,163      1,203       (3)
                                                             =======    =======

# Denotes variance of more than 100%.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

- CONSOLIDATED REVENUES NET OF INTEREST EXPENSE: Consolidated revenues net of interest expense increased 8%, reflecting increases versus last year of 1% within USCS, 20% within International Card Services ("ICS"), 21% within GCS and 12% within Global Network Merchant Services ("GNMS"). Revenues net of interest expense increased due to greater discount revenues, higher other revenues, lower interest expense, greater travel commissions and fees, increased net card fees, and higher other commissions and fees, partially offset by lower securitization income, net and lower interest income. Translation of foreign currency benefited the revenues net of interest expense growth rate by approximately 2%.

- CONSOLIDATED EXPENSES: Consolidated expenses increased 6%, reflecting an increase of 2% within USCS, 26% within ICS, 14% within GCS and 6% within GNMS. The total expense growth reflected greater human resources expense, higher marketing, promotion, rewards and cardmember services expense, increased occupancy and equipment costs, higher professional services expense and increased communications expense, partially offset by lower other expense, net. Translation of foreign currency contributed approximately 2% to the expense growth rate.

- CONSOLIDATED PROVISIONS FOR LOSSES AND BENEFITS: Consolidated provisions for losses and benefits increased 93% versus last year, reflecting an increase of more than 100% in USCS and GNMS, and increases of 15% in ICS and 11% in GCS. Provisions rose primarily due to the difficult U.S. credit environment, which led to increased write-off and delinquency rates versus last year and the lending reserve addition, higher loan and business volumes and increased merchant-related reserves. Translation of foreign currency contributed approximately 1% to the provision growth rate.

- PRE-TAX MARGIN: Was 10.2% in 2Q '08 compared with 18.8% in 1Q '08 and 20.3% in 2Q '07.

- EFFECTIVE TAX RATE: Was 14% in 2Q '08 versus 28% in 1Q '08 and 26% in 2Q '07. The rates for each of these periods reflect tax benefits related to the resolution of certain tax items from prior years.

- DISCOUNT REVENUE: Rose 9% on a 12% increase in billed business. The slower revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, and higher cash-back rewards costs.

     - The average discount rate* was 2.56% in 2Q '08 versus 2.57% in both 1Q '08 and 2Q '07, respectively. As indicated in prior quarters, selective repricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                                                            Quarters Ended     Percentage
                                                                               June 30,         Inc/(Dec)
                                                                           -----------------   ----------
                                                                            2008      2007
                                                                           -------   -------
                Card billed business* (billions):
                   United States                                           $ 123.5   $ 115.7        7%
                   Outside the United States                                  57.4      45.4       26
                                                                           -------   -------
                   Total                                                   $ 180.9   $ 161.1       12
                                                                           =======   =======
                Total cards in force (millions):
                   United States                                              53.5      50.5        6
                   Outside the United States                                  36.6      31.7       15
                                                                           -------   -------
                   Total                                                      90.1      82.2       10
                                                                           =======   =======
                Basic cards in force (millions):
                   United States                                              41.9      39.2        7
                   Outside the United States                                  31.6      27.0       17
                                                                           -------   -------
                   Total                                                      73.5      66.2       11
                                                                           =======   =======
                Average basic cardmember spending**
                   United States                                           $ 3,293   $ 3,269        1
                   Outside the United States                               $ 2,963   $ 2,507       18
                   Total                                                   $ 3,199   $ 3,049        5

              * For additional information about billed business and discount rate calculations, please refer to the Second Quarter 2008 Earnings Release, American Express Company Selected Statistical Information pages.
             ** Proprietary card activity only.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

     - WORLDWIDE BILLED BUSINESS: The 12% increase in worldwide billed business reflected a 6% increase in USCS, a 20% increase in ICS, a 14% increase in GCS and a 42% increase in GNS partner volume. The table below summarizes selected billed business related statistics for 2Q '08:

                                                                                                   Percentage Increase
                                                                                                       Assuming No
                                                                                     Percentage     Changes in Foreign
                                                                                      Increase        Exchange Rates
                                                                                     ----------    -------------------
                   WORLDWIDE*
                       Billed Business                                                   12%               10%
                       Average spending per proprietary basic card                        5                 3
                       Basic cards-in-force                                              11
                   U.S.*
                       Billed Business                                                    7
                       Average spending per proprietary basic card                        1
                       Basic cards-in-force                                               7
                       Proprietary consumer card billed business**                        3
                       Proprietary small business billed business**                      11
                       Proprietary Corporate Services billed business***                  8
                   OUTSIDE THE U.S.*
                       Billed Business                                                   26                16
                       Average spending per proprietary basic card                       18                 8
                       Basic cards-in-force                                              17
                       Proprietary consumer and small business billed business****       20                10
                       Proprietary Corporate Services billed business***                 25                14

                 * Captions not designated as "proprietary" include both
                   proprietary and GNS data.
                ** Included in USCS.
               *** Included in GCS.
              **** Included in ICS.

          -- U.S. non-T&E-related volume categories (which represented approximately 69% of total U.S. billed business) grew 9%, while T&E volumes rose 7%.
          -- U.S. airline-related volume, which represented approximately 10% of total U.S. volumes during the quarter, increased 11% due to a 1% increase in transactions and a 11% increase in the average airline charge.
          -- Worldwide airline volumes, which represented approximately 12% of total volumes during the quarter, increased 13% on 4% growth in transactions and a 9% increase in the average airline charge.
          -- Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected proprietary growth in Asia Pacific in the high single-digits, growth in Canada and Europe in the low double-digits and Latin America in the mid teens.

     - TOTAL CARDS IN FORCE: Rose 10% worldwide due to an increase of 5% in USCS, a 4% increase in ICS, a 3% increase in GCS and a 28% increase in GNS. Continued strong card acquisitions within proprietary and GNS activities, as well as continued solid average customer retention levels, were partially offset by the suppressing effect of credit-related actions.
          -- 600K and 1.5MM net cards were added during the quarter in the U.S. and the non-U.S. businesses, respectively.

- NET CARD FEES: Increased 15% due to a higher average fee per proprietary card and card growth.

- TRAVEL COMMISSIONS AND FEES: Increased 17%, primarily reflecting a 15% increase in worldwide travel sales.

- OTHER COMMISSIONS AND FEES: Rose 1% on higher card-related assessments and conversion revenues partially offset by a reclass to other revenues in USCS of certain card service-related fees.

- SECURITIZATION INCOME, NET: Decreased 32% primarily due to lower excess spread, net, driven by increased write-offs and the $136MM charge to the fair value of the I/O Strip, which were partially offset by higher finance charges and fees due to a greater average balance of securitized loans and lower interest expense due to lower rates paid on investor certificates. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

     -    Components of Securitization Income, Net:

                                                        Quarters Ended
                                                           June 30,
                                                       ---------------   Percentage
              (millions)                                2008     2007     Inc/(Dec)
                                                       ------   ------   ----------
               Excess spread, net*                     $   96   $  218      (56)%
               Servicing fees                             130      101       29
               Gains on sales from securitizations**        1       13      (92)
                                                       ------   ------
               Total securitization income, net        $  227   $  332      (32)
                                                       ======   ======

           * Excess spread, net is the net positive cash flow from interest and fee collections allocated to the investors' interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip.
          ** Excludes $117MM and ($71MM) of impact from cardmember loan sales and maturities in 2Q '08, as well as $32MM and ($46MM) of impact from cardmember loan sales and maturities in 2Q '07, reflected in the provisions for losses for each respective period.

     - The average balance of Cardmember lending securitizations was $26.0B in 2Q '08 compared with $20.2B in 2Q '07.

- OTHER REVENUES: Increased 35% primarily reflecting the benefits of the CPS acquisition, higher network and partner-related revenues, and a reclass from other commissions and fees within USCS.

- CARDMEMBER LENDING FINANCE REVENUE: Was unchanged as 9% growth in average worldwide lending balances was offset by a lower portfolio yield, due to the impact of reduced market interest rates on variably priced loans.

- OTHER INTEREST INCOME: Decreased 19%, reflecting lower rates and volumes in the Company's certificate business as well as interest income in the prior year on the Company's loan to Delta Air Lines, which was repaid in April 2007 and was previously on non-accrual status.

- CARDMEMBER LENDING INTEREST EXPENSE: Decreased 16% due to a lower cost of funds which more than offset increased borrowings related to higher lending balances.

- CHARGE CARD AND OTHER INTEREST EXPENSE: Decreased 3%, reflecting a lower cost of funds which more than offset increased receivable and liquidity-related funding levels.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 5%, reflecting higher volume-driven rewards costs, partially offset by a flat level of marketing and promotion expenses versus 2Q '07.

- HUMAN RESOURCES EXPENSE: Increased 12% due to a higher level of employees, merit increases and greater benefit-related costs.

- PROFESSIONAL SERVICES EXPENSE: Increased 5% primarily due to higher credit and collection expenses.

- OCCUPANCY AND EQUIPMENT EXPENSE: Rose 17% on higher servicing and technology-related costs.

-    COMMUNICATIONS EXPENSE: Increased 3%.

- OTHER, EXPENSE NET: Decreased 21% primarily due to the $70MM payment from Visa as well as lower litigation-related expenses, partially offset by expenses related to the CPS acquisition.

- CHARGE CARD PROVISION FOR LOSSES: Increased 3%, due to business volume growth and higher write-off and delinquency rates versus last year.

     -    WORLDWIDE CHARGE CARD:*
          -- The loss ratio increased versus last year and last quarter. The past due rate increased versus last year but decreased versus last quarter.

                                                         6/08       3/08       6/07
                                                        -------    -------    ------
               Net loss ratio as a % of charge volume      0.29%      0.25%     0.24%
               90 days past due as a % of receivables       3.0%       3.3%      2.7%

                                                         6/08       3/08       6/07
                                                        -------    -------    ------
               Total Receivables (billions)             $  39.9    $  39.0    $ 38.4
               Reserves (millions)                      $ 1,146    $ 1,221    $  981
               % of receivables                             2.9%       3.1%      2.6%
               % of 90 day past due accounts                 97%        96%       95%

               * There are no off-balance sheet Charge Card securitizations.
                 Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

- CARDMEMBER LENDING PROVISION FOR LOSSES: Increased more than 100% due to the higher write-off and delinquency rates within the U.S. portfolio and the lending reserve addition, as well as increased loan volumes.

     -    WORLDWIDE LENDING:*
          -- The write-off and past due rates increased versus last year and last quarter.

                                                   6/08       3/08       6/07
                                                  -------    -------    -------
               Net write-off rate                     6.7%**     5.5%       4.1%
               30 days past due as a % of loans       3.9%       3.8%       2.8%

                                                   6/08       3/08       6/07
                                                  -------    -------    -------
               Total Loans (billions)             $  49.7    $  49.6    $  48.3
               Reserves (millions)                $ 2,594    $ 1,919    $ 1,417
               % of total loans                       5.2%       3.9%       2.9%
               % of 30 days past due accounts         135%       101%       106%

               * All lending statistics are presented here on a GAAP or "Owned
                 Basis". "Managed Basis" credit quality statistics are available in the Second Quarter 2008 Earnings Release on the American Express Company Consolidated Selected Statistical Information pages.
              ** The 6/08 owned net write-off rate was elevated partially due to an addition of $10.2B of loans to the American Express Credit Account Master Trust (the "Lending Trust") on May 16, 2008. This resulted in decreased net write-off rates within the Lending Trust, and increased net write-off rates on an owned basis. The managed basis net write off rates were not affected by this addition.

-    OTHER (INCLUDING INVESTMENT CERTIFICATES) PROVISION FOR LOSSES AND
     BENEFITS: Increased 5% reflecting additional merchant-related reserves in 2Q '08 due to the generally weaker U.S. economic conditions.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets", as defined in the Subordinated Debentures. The Company's consolidated "tangible common equity" amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus
(i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company's "total adjusted assets" as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of June 30, 2008 the Company's "tangible common equity" was $9B and its "total adjusted assets", both as defined in the Subordinated Debentures, were $164B. As of June 30, 2008 the consolidated assets, as reflected on the Company's balance sheet, were $137B.

                               CORPORATE & OTHER

- Net expense was $7MM in 2Q '08 compared with $56MM in 1Q '08 and $85MM in 2Q '07.

     -    2Q '08 included:
          -- $43MM of after-tax income related to the Visa litigation settlement; and
          -- $9MM of the tax benefits related to the resolution of certain prior years' tax items.

     -    1Q '08 included:
          -- $43MM of after-tax income related to the Visa litigation settlement;
          -- A $68MM after-tax loss related to mark-to-market adjustments and sales within the AEIDC investment portfolio; and
          -- A $19MM after-tax charge (including $5MM of the reengineering costs noted below) related to the exit of certain AEB operations not sold.

     - The 2Q '08, 1Q '08 and 2Q '07 expense included $1MM, $10MM and $1MM after-tax of reengineering costs, respectively.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                              U.S. CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)

                                                             Quarters Ended
                                                                June 30,
                                                           ------------------    Percentage
(millions)                                                  2008       2007       Inc/(Dec)
                                                           -------    -------    ----------
Revenues
   Discount revenue, net card fees and other               $ 2,743    $ 2,642         4%
   Cardmember lending finance revenue                        1,086      1,179        (8)
   Securitization income, net                                  227        332       (32)
                                                           -------    -------
        Total revenues                                       4,056      4,153        (2)
   Interest expense
     Cardmember lending                                        305        363       (16)
     Charge card and other                                     158        230       (31)
                                                           -------    -------
Revenues net of interest expense                             3,593      3,560         1
                                                           -------    -------
Expenses
   Marketing, promotion, rewards and cardmember services     1,240      1,266        (2)
   Human resources and other operating expenses                900        827         9
                                                           -------    -------
     Total                                                   2,140      2,093         2
                                                           -------    -------
Provisions for losses                                        1,516        640         #
                                                           -------    -------
Pretax segment (loss) income                                   (63)       827         #
Income tax (benefit) provision                                 (84)       247         #
                                                           -------    -------
Segment Income                                             $    21    $   580       (96)
                                                           =======    =======

# Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                             Quarters Ended
                                                                June 30,
                                                           ------------------    Percentage
                                                            2008       2007       Inc/(Dec)
                                                           -------    -------    ----------
Card billed business (billions)                            $ 100.0    $  94.6        6%
Total cards in force (millions)                               44.2       42.1        5
Basic cards in force (millions)                               33.0       31.2        6
Average basic cardmember spending* (dollars)               $ 3,047    $ 3,054        -
Segment capital (millions)**                               $ 4,850    $ 4,547        7
Return on segment capital**                                   25.0%      49.9%
Return on tangible segment capital**                          26.1%      51.9%

 * Proprietary cards only.
** Segment capital includes an allocation attributable to goodwill of $175MM and $168MM and other intangibles of $22MM and none in 2Q '08 and 2Q '07, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements. Return on tangible segment capital excludes goodwill and other intangibles.

     - BILLED BUSINESS: The 6% increase in billed business primarily reflects the 6% increase in basic cards in force.
          -- Within the U.S. consumer business, billed business grew 3%; small business volumes rose 11%.

     - TOTAL CARDS IN FORCE: Increased by 2.1MM, or 5%, versus last year on continued card acquisition initiatives and generally stable retention levels, which were partially offset by the suppressing effect of credit-related actions.

P&L DISCUSSION:

- SEGMENT INCOME: Decreased 96% as revenues net of interest expense rose 1%, expenses increased 2% and provisions for losses increased more than 100%.

     -    2Q '08 included:
          -- The $600MM ($374MM after-tax) addition to lending credit reserves;
          -- The $136MM ($85MM after-tax) charge to the fair market value of the I/O Strip; and
          -- $67MM of the tax benefits related to the resolution of certain prior years' tax items.

     - 2Q '07 included $56MM of the IRS benefit and $1MM ($1MM after-tax) of reengineering reversals.

     - PRE-TAX MARGIN: Was (1.8%) in 2Q '08 versus 21.3% in 1Q '08 and 23.2% in 2Q '07.

     - EFFECTIVE TAX RATE: Was (133%) in 2Q '08 compared to 34% in 1Q '08 and 30% in 2Q '07. The tax benefit in 2Q '08 reflects the effect of the previously mentioned significant charges on pretax segment income and the benefits primarily related to the resolution of certain prior years' tax items. The lower tax rate in 2Q '07 reflects the IRS benefit.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                              U.S. CARD SERVICES

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 4% largely due to greater billed business volumes, higher net card fees and greater travel revenues, partially offset by lower interest income due to the Company's loan to Delta Air Lines, which was repaid in April 2007.

- CARDMEMBER LENDING FINANCE REVENUE: Decreased 8% as lower yields more than offset the 6% growth in average owned lending balances, reflecting the impact of reduced market interest rates on variably priced loans.

- SECURITIZATION INCOME, NET: Decreased 32% primarily due to lower excess spread, net, driven by increased write-offs and the $136MM charge to the fair value of the I/O Strip, which were partially offset by higher finance charges and fees due to a greater average balance of securitized loans and lower interest expense due to lower rates paid on investor certificates. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

- CARDMEMBER LENDING INTEREST EXPENSE: Decreased 16% due to a lower cost of funds which more than offset higher lending balances.

- CHARGE CARD AND OTHER INTEREST EXPENSE: Decreased 31% due to a lower cost of funds.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 2% due to lower marketing and promotion expenses, which more than offset greater rewards costs.

- HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 9% primarily due to increased operating expenses, which included increased credit and collection costs.

- PROVISIONS FOR LOSSES: Increased more than 100% due to the higher write-off and delinquency rates within the U.S. portfolio and the lending reserve addition, as well as increased loan volumes.

     -    CHARGE CARD: *
          -- The loss ratio increased versus last year and last quarter. The past due rate increased versus last year but decreased versus last quarter.

                                                          6/08         3/08      6/07
                                                         ------       ------    ------
                Total Receivables (billions)             $ 19.8       $ 19.2    $ 19.8
                Net loss ratio as a % of charge volume     0.44%        0.35%     0.30%
                90 days past due as a % of total            4.1%         4.6%      3.6%

     -    CARDMEMBER LENDING: **
          -- The write-off rate increased versus last year and last quarter. The past due rate increased versus last year and was flat versus last quarter.

                                                          6/08         3/08      6/07
                                                         ------       ------    ------
                Total Loans (billions)                   $ 37.9       $ 38.1    $ 38.3
                Net write-off rate                          7.1%***      5.5%      3.7%
                30 days past due as a % of loans            4.1%         4.1%      2.7%

              * There are no off-balance sheet Charge Card securitizations.
                Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
             ** Owned basis. See pages 13-14 for "Managed Basis" Cardmember lending information.
            *** The 6/08 owned net write-off rate was elevated partially due to an addition of $10.2B of loans to the Lending Trust on May 16, 2008. This resulted in decreased net write-off rates within the Lending Trust, and increased net write-off rates on an owned basis. The managed basis net write-off rates were not affected by this addition.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                              U.S. CARD SERVICES

MANAGED BASIS
For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), cardmember lending finance revenue, cardmember lending interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember lending finance revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                                           Quarters Ended     Percentage
                                                                              June 30,         Inc/(Dec)
                                                                          -----------------   ----------
               (millions)                                                  2008      2007
                                                                          -------   -------
               -   DISCOUNT REVENUE, NET CARD FEES AND OTHER:
                    Reported for the period (GAAP)                        $ 2,743   $ 2,642        4%
                    Securitization adjustments                                 95        80       19
                                                                          -------   -------
                    Managed discount revenue, net card fees and other     $ 2,838   $ 2,722        4
                                                                          =======   =======

               -   CARDMEMBER LENDING FINANCE REVENUE:
                    Reported for the period (GAAP)                        $ 1,086   $ 1,179       (8)
                    Securitization adjustments                                824       724       14
                                                                          -------   -------
                    Managed cardmember lending finance revenue            $ 1,910   $ 1,903        -
                                                                          =======   =======

               -   SECURITIZATION INCOME, NET:
                    Reported for the period (GAAP)                        $   227   $   332      (32)
                    Securitization adjustments                               (227)     (332)     (32)
                                                                          -------   -------
                    Managed securitization income, net                    $     -   $     -        -
                                                                          =======   =======

               -   CARDMEMBER LENDING INTEREST EXPENSE:
                    Reported for the period (GAAP)                        $   305   $   363      (16)
                    Securitization adjustments                                184       274      (33)
                                                                          -------   -------
                    Managed cardmember lending interest expense           $   489   $   637      (23)
                                                                          =======   =======

               -   PROVISIONS FOR LOSSES:
                    Reported for the period (GAAP)                        $ 1,516   $   640        #
                    Securitization adjustments                                409       177        #
                                                                          -------   -------
                    Managed provisions for losses                         $ 1,925   $   817        #
                                                                          =======   =======

       # Denotes variance of more than 100%.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                              U.S. CARD SERVICES

MANAGED P&L DISCUSSION

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 4% largely due to greater billed business volumes, higher net card fees and greater travel revenues, partially offset by lower interest income due to the Company's loan to Delta Air Lines which was repaid in April 2007.

- CARDMEMBER LENDING FINANCE REVENUE: Increased slightly as the 14% growth in average lending balances was largely offset by a lower portfolio yield, reflecting the impact of reduced market interest rates on variably priced loans.

- CARDMEMBER LENDING INTEREST EXPENSE: Decreased 23% due to a lower cost of funds which more than offset higher lending balances.

- PROVISIONS FOR LOSSES: Increased more than 100% due to the higher write-off and delinquency rates within the U.S. portfolio and the lending reserve addition, as well as increased loan volumes.

     -    CARDMEMBER LENDING: *

          -- The write-off rate increased versus last year and last quarter. The past due rate increased versus last year and was unchanged versus last quarter.

                                                          6/08      3/08      6/07
                                                         ------    ------    ------
                Total Loans (billions)                   $ 64.7    $ 63.7    $ 58.6
                Net write-off rate                          6.5%      5.3%      3.7%
                30 days past due as a % of loans            3.7%      3.7%      2.6%

              * Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis," as presented on page 12.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                          INTERNATIONAL CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)

                                                             Quarters Ended      Percentage
                                                                June 30,          Inc/(Dec)
                                                           ------------------    ----------
(millions)                                                  2008       2007
                                                           -------    -------
Revenues
   Discount revenue, net card fees and other               $ 1,043    $   900        16%
   Cardmember lending finance revenue                          433        333        30
                                                           -------    -------
        Total revenues                                       1,476      1,233        20
   Interest expense:
     Cardmember lending                                        158        120        32
     Charge card and other                                      62         64        (3)
                                                           -------    -------
Revenues net of interest expense                             1,256      1,049        20
                                                           -------    -------
Expenses
   Marketing, promotion, rewards and cardmember services       404        293        38
   Human resources and other operating expenses                537        453        19
                                                           -------    -------
        Total                                                  941        746        26
                                                           -------    -------
Provisions for losses                                          242        211        15
                                                           -------    -------
Pretax segment income                                           73         92       (21)
Income tax benefit                                             (42)       (25)       68
                                                           -------    -------
Segment income                                             $   115    $   117        (2)
                                                           =======    =======

# Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                             Quarters Ended      Percentage
                                                                June 30,           Inc/(Dec)
                                                           ------------------    ----------
                                                            2008       2007
                                                           -------    -------
Card billed business (billions)                            $  28.3    $  23.6        20%
Total cards in force (millions)                               16.3       15.7         4
Basic cards in force (millions)                               11.5       11.2         3
Average basic cardmember spending* (dollars)               $ 2,476    $ 2,123        17
Segment capital (millions)**                               $ 2,179    $ 1,892        15
Return on segment capital**                                   15.8%      22.8%
Return on tangible segment capital**                          21.5%      32.2%

 * Proprietary cards only.
** Segment capital includes an allocation attributable to goodwill of $519MM in both 2Q '08 and 2Q '07, and other intangibles of $25MM and $19MM, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements. Return on tangible segment capital excludes goodwill and other intangibles.

     - BILLED BUSINESS: The 20% increase in billed business reflects a 17% increase in average spending per proprietary basic card and a 3% increase in basic cards in force.
          -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card in force increased 10% and 7%, respectively. Volume growth within the major geographic regions ranged from growth in the high single-digits to the low double-digits.

     -    TOTAL CARDS IN FORCE: Increased by 600K, or 4%, versus last year.

P&L DISCUSSION

- SEGMENT INCOME: Decreased 2% versus last year as revenues net of interest expense increased 20%, expenses rose by 26% and provisions for losses increased 15%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     - 2Q '08 included $7MM of the tax benefits related to the resolution of certain prior years' tax items.

     - 2Q '08 included $1MM ($1MM after-tax) of reengineering expense versus $1MM ($0MM after-tax) of reengineering reversals in 2Q '07.

     - PRE-TAX MARGIN: Was 5.8% in 2Q '08 versus 9.8% in 1Q '08 and 8.8% in 2Q '07.

     - EFFECTIVE TAX RATE: Was (58%) in 2Q '08 versus (14%) in 1Q '08 and (27%) in 2Q '07. As indicated in previous quarters, this segment reflects an overall tax benefit which will likely continue going forward since our internal tax allocation process provides ICS with the consolidated benefit related to

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                          INTERNATIONAL CARD SERVICES

          its ongoing funding activities outside the U.S. The 2Q '08 rate reflects the tax benefit related to the resolution of certain prior years' tax items. The 2Q '07 rate reflects benefits primarily related to the finalization of certain 2006 tax returns.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: The increase of 16% versus 2Q '07 was driven primarily by the higher level of card spending, increased net card fees, higher other revenues and greater other commissions and fees.

- CARDMEMBER LENDING FINANCE REVENUE: Increased 30% on 20% growth in average lending balances and a higher portfolio yield.

- CARDMEMBER LENDING INTEREST EXPENSE: Increased 32% on higher loan balances and an increased cost of funds.

- CHARGE CARD AND OTHER INTEREST EXPENSE: Decreased 3% reflecting a lower other receivable balance partially offset by a greater level of cardmember receivables.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 38% on substantially higher marketing and promotion expenses and higher volume-related rewards costs.

- HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 19% primarily due to higher human resources expense, which reflected a higher level of employees, increased other operating expense, greater professional service expense and higher occupancy and equipment expense.

- PROVISIONS FOR LOSSES: Increased 15% as loan and business volume growth and higher past due rates were partially offset by lower write-off rates.

     -    CHARGE CARD: *
          -- The loss ratio decreased versus last year but increased versus last quarter. The past due rate increased versus last year and last quarter.

                                                          6/08      3/08      6/07
                                                         ------    ------    ------
                Total Receivables (billions)             $  6.6    $  6.3    $  5.9
                Net loss ratio as a % of charge volume     0.22%     0.21%     0.28%
                90 days past due as a % of total            2.4%      2.2%      2.0%

     -    CARDMEMBER LENDING: *
          -- The write-off rate decreased versus last year but increased versus last quarter. The past due rate increased versus last year and last quarter.

                                                          6/08      3/08      6/07
                                                         ------    ------    ------
                Cardmember Loans (billions)              $ 11.8    $ 11.4    $ 10.0
                Net write-off rate                          5.2%      5.1%      6.0%
                30 days past due as a % of loans            3.1%      3.0%      2.9%

                * There are no off-balance sheet Charge Card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the Charge Card and international lending portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)

                                                             Quarters Ended
                                                                June 30,
                                                           ------------------   Percentage
(millions)                                                  2008       2007      Inc/(Dec)
                                                           -------   --------   ----------
Revenues
   Discount revenue, net card fees and other               $ 1,425   $ 1,210        18%
                                                           -------   -------
   Charge card and other interest expense                      117       127        (8)
                                                           -------   -------
Revenues net of interest expense                             1,308     1,083        21
                                                           -------   -------
Expenses
   Marketing, promotion, rewards and cardmember services        99        83        19
   Human resources and other operating expenses                843       746        13
                                                           -------   -------
        Total                                                  942       829        14
                                                           -------   -------
Provisions for losses                                           40        36        11
                                                           -------   -------
Pretax segment income                                          326       218        50
Income tax provision                                            99        56        77
                                                           -------   -------
Segment income                                             $   227   $   162        40
                                                           =======   =======

# Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                             Quarters Ended
                                                                 June 30,
                                                           ------------------    Percentage
                                                            2008       2007       Inc/(Dec)
                                                           -------    -------    ----------
Card billed business (billions)                            $  35.4    $  31.0        14%
Total cards in force (millions)                                7.0        6.8         3
Basic cards in force (millions)                                7.0        6.8         3
Average basic cardmember spending* (dollars)               $ 5,083    $ 4,583        11
Segment capital (millions)**                               $ 3,280    $ 2,085        57
Return on segment capital**                                   23.6%      25.3%
Return on tangible segment capital**                          46.7%      42.2%

 * Proprietary cards only.
** Segment capital includes an allocation attributable to goodwill of $1.6B and $745MM and other intangibles of $345MM and $120MM in 2Q '08 and 2Q '07, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements. Return on tangible segment capital excludes goodwill and other intangibles.

     - BILLED BUSINESS: The 14% increase in billed business reflects an 11% increase in average spending per proprietary basic card and a 3% increase in basic cards in force.
          -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card in force increased 10% and 7%, respectively. Volume growth of 8% within the U.S. compared to growth within the Company's other major geographic regions ranging from the low double-digits to more than 20%.

     -    TOTAL CARDS IN FORCE: Increased by 200K, or 3%, versus last year.

P&L DISCUSSION

- SEGMENT INCOME: Increased 40% versus last year as revenues net of interest expense increased 21%, expenses rose by 14% and provisions for losses grew 11%. Both revenue and expense growth rates were inflated by the translation of foreign currency, as well as the impact of the CPS acquisition.

     - 2Q '08 and 2Q '07 included $9MM of the tax benefits related to each period, respectively.

     - 2Q '08 included $4MM ($2MM after-tax) of reengineering expense versus $7MM ($4MM after-tax) in 2Q '07.

     - PRE-TAX MARGIN: Was 24.9% in 2Q '08 versus 19.1% in 1Q '08 and 20.1% in 2Q '07.

     - EFFECTIVE TAX RATE: Was 30% in 2Q '08 versus 31% in 1Q '08 and 26% in 2Q '07. The 2Q '08 rate reflects the tax benefits related to the resolution of certain prior years' tax items. The 2Q '07 rate reflects the IRS benefit.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: The increase of 18% versus 2Q '07 was driven primarily by higher card spending, higher other revenues and greater travel revenues.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

- CHARGE CARD AND OTHER INTEREST EXPENSE: Decreased 8% due to a lower cost of funds, primarily within the U.S., which more than offset a larger receivable balance and the cost of funding the CPS acquisition.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 19%, primarily reflecting higher volume-related rewards costs.

- HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 13%, primarily due to higher other operating expense, greater human resources expense and increased professional services expense.

- PROVISIONS FOR LOSSES: Increased 11%, primarily reflecting increased business travel-related provisions.

-    CHARGE CARD: *

     -- The loss ratio and past due rates were unchanged versus last year but decreased versus last quarter.

                                                          6/08      3/08      6/07
                                                         ------    ------    ------
                Total Receivables (billions)             $ 13.4    $ 12.8    $ 12.2
                Net loss ratio as a % of charge volume     0.10%     0.12%     0.10%
                90 days past due as a % of total            1.6%      1.7%      1.6%

              * There are no off-balance sheet Charge Card securitizations.
                Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)

                                                             Quarters Ended
                                                                June 30,
                                                           ------------------   Percentage
(millions)                                                  2008       2007      Inc/(Dec)
                                                           -------    -------   ----------
Revenues
   Discount revenue, fees and other                        $ 1,026    $   887       16%
                                                           -------    -------
   Interest expense:
        Cardmember lending                                     (25)       (31)     (19)
        Other                                                  (32)       (48)     (33)
                                                           -------    -------
Revenues net of interest expense                             1,083        966       12
                                                           -------    -------
Expenses
   Marketing and promotion                                     149        150       (1)
   Human resources and other operating expenses                422        389        8
                                                           -------    -------
     Total                                                     571        539        6
                                                           -------    -------
Provisions for losses                                           57          9        #
                                                           -------    -------
Pretax segment income                                          455        418        9
Income tax provision                                           156        152        3
                                                           -------    -------
Segment income                                             $   299    $   266       12
                                                           =======    =======

# Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                             Quarters Ended
                                                                 June 30,
                                                           ------------------   Percentage
                                                            2008       2007      Inc/(Dec)
                                                           -------    -------   ----------
Global card billed business* (billions)                    $ 180.9    $ 161.1       12%
Segment capital (millions)**                               $ 1,378    $ 1,071       29
Return on segment capital**                                   88.1%      78.0%
Return on tangible segment capital**                          90.7%      81.2%

Global Network Services:
Card billed business (billions)                            $  17.5    $  12.3       42%
Total cards in force (millions)                               22.6       17.6       28

 * Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.
** Segment capital includes an allocation attributable to goodwill of $28MM in 2Q '08 and $27MM in 2Q '07 and other intangibles of $11MM and $5MM, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements. Return on tangible segment capital excludes goodwill and other intangibles.

P&L DISCUSSION

- SEGMENT INCOME: Increased 12% as revenues net of interest expense grew 12%, expenses rose 6% and provisions for losses increased $48MM versus 2Q '07. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     - 2Q '08 included $9MM of the tax benefits related to the resolution of certain prior years' tax items.

     - 2Q '07 included a $27MM ($18MM after-tax) gain related to the sale of our merchant-related operations in Russia.

     -    2Q '07 included $1MM ($1MM after-tax) of reengineering expense.

     - PRE-TAX MARGIN: Was 42.0% in 2Q '08 versus 33.4% in 1Q '08 and 43.3% in 2Q '07.

     - EFFECTIVE TAX RATE: Was 34% in 2Q '08 versus 33% in 1Q '08 and 36% in 2Q '07.

- DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 16%, reflecting growth in merchant-related revenues, primarily from the 12% increase in global card billed business, and higher GNS-related revenues.

- CARDMEMBER LENDING INTEREST EXPENSE: The expense credit decreased 19% due to a lower rate-driven interest credit primarily in the U.S. related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2008 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

- OTHER INTEREST EXPENSE: The expense credit decreased 33% reflecting the impact of a lower effective cost of funds on charge card-related transfer pricing, which recognizes the merchant services' accounts payable-related funding benefit.

- MARKETING AND PROMOTION EXPENSES: Decreased 1% reflecting lower brand-related expenses.

- HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 8% primarily due to greater human resources expense, which reflected an expansion of the merchant sales force, as well as other higher volume-related expenses, offset by lower litigation-related expenses.

- PROVISIONS FOR LOSSES: Increased $48MM versus 2Q '07 reflecting an increase in merchant-related reserves due to the generally weaker U.S. economic conditions.

               INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, INCLUDING, AMONG THINGS, THE HOUSING MARKET, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, AND ON THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS; THE IMPACT OF THE COMPANY'S EFFORTS TO DEAL WITH DELINQUENT CARDMEMBERS IN THE CURRENT CHALLENGING ECONOMIC ENVIRONMENT, WHICH MAY AFFECT PAYMENT PATTERNS OF CARDMEMBERS, THE COMPANY'S NEAR-TERM WRITE-OFF RATES, INCLUDING DURING THE REMAINDER OF 2008, AND THE VOLUMES OF THE COMPANY'S LOAN BALANCES IN 2008; THE WRITE-OFF AND DELINQUENCY RATES IN THE MEDIUM- TO LONG-TERM OF CARDMEMBERS ADDED BY THE COMPANY DURING THE PAST FEW YEARS; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, AND CREDIT SPREADS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE ABILITY OF THE GLOBAL NETWORK SERVICES BUSINESS TO MEET THE PERFORMANCE REQUIREMENTS CALLED FOR BY THE COMPANY'S RECENT SETTLEMENTS WITH MASTERCARD AND VISA; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE UNCERTAINTIES ASSOCIATED WITH BUSINESS ACQUISITIONS, INCLUDING, AMONG OTHERS, THE FAILURE TO REALIZE ANTICIPATED BUSINESS RETENTION, GROWTH AND COST SAVINGS, AS WELL AS THE ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE FEBRUARY 2008 SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS PROVING TO BE INACCURATE OR UNREALIZED; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS (INCLUDING, AMONG OTHERS, THE PROPOSED DELTA AIRLINES / NORTHWEST AIRLINES MERGER) AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE POTENTIAL IMPACT OF REGULATIONS TO BE PROPOSED BY FEDERAL BANK REGULATORS RELATING TO CERTAIN CREDIT AND CHARGE CARD PRACTICES, INCLUDING, AMONG OTHERS, THE IMPOSITION BY CARD ISSUERS OF INTEREST RATE INCREASES ON OUTSTANDING BALANCES AND THE ALLOCATION OF PAYMENTS IN RESPECT OF OUTSTANDING BALANCES WITH DIFFERENT INTEREST RATES, WHICH COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S NET INCOME; THE POTENTIAL FAILURE OF THE U.S. CONGRESS TO EXTEND THE ACTIVE FINANCING EXCEPTION TO SUBPART F OF THE INTERNAL REVENUE CODE, WHICH IS SCHEDULED TO EXPIRE AT THE END OF 2008 AND COULD INCREASE THE COMPANY'S EFFECTIVE TAX RATE AND HAVE AN ADVERSE IMPACT ON NET INCOME; ACCOUNTING CHANGES; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, AND ITS OTHER REPORTS FILED WITH THE SEC.